EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1)     Registration Statement (Form S-3 No. 333-241031) of Pioneer Natural Resources Company and in the related Prospectus,
(2)    Registration Statement (Form S-3 No. 333-256293) of Pioneer Natural Resources Company and in the related Prospectus,
(3)     Registration Statement (Form S-8 No. 333-136488) pertaining to the Pioneer Natural Resources Company Executive Deferred Compensation Plan,
(4)     Registration Statement (Form S-8 No. 333-136489) pertaining to the Pioneer Natural Resources Company 2006 Long-Term Incentive Plan,
(5)     Registration Statement (Form S-8 No. 333-136490) pertaining to the Pioneer Natural Resources Company Long-Term Incentive Plan,
(6)     Registration Statement (Form S-8 No. 333-88438) pertaining to the Pioneer Natural Resources Company Long-Term Incentive Plan,
(7)     Registration Statement (Form S-8 No. 333-39153) pertaining to the Pioneer Natural Resources Company Deferred Compensation Retirement Plan,
(8)     Registration Statement (Form S-8 No. 333-39249) pertaining to the Pioneer Natural Resources USA, Inc. Profit Sharing 401(k) Plan,
(9)     Registration Statement (Form S-8 No. 333-35087) pertaining to the Pioneer Natural Resources Company Long-Term Incentive Plan,
(10)     Registration Statement (Form S-8 No. 333-161283) pertaining to the Pioneer Natural Resources Company 2006 Long Term Incentive Plan,
(11)     Registration Statement (Form S-8 No. 333-176712) pertaining to the Pioneer Natural Resources Company Employee Stock Purchase Plan,
(12)     Registration Statement (Form S-8 No. 333-178671) pertaining to the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan, the Pioneer Natural Resources Company 2006 Long-Term Incentive Plan and the Pioneer Natural Resources Company Executive Deferred Compensation Plan,
(13)     Registration Statement (Form S-8 No. 333-183379) pertaining to the Pioneer Natural Resources Company Employee Stock Purchase Plan,
(14)     Registration Statement (Form S-8 No. 333-212774) pertaining to the Pioneer Natural Resources Company Amended and Restated 2006 Long Term Incentive Plan,
(15)    Registration Statement (Form S-8 No. 333-252057) pertaining to the Amended and Restated Parsley Energy, Inc. 2014 Long Term Incentive Plan, Jagged Peak Energy Inc. 2017 Long Term Incentive Plan and Pioneer Natural Resources Company Amended and Restated 2006 Long-Term Incentive Plan,
(16)    Registration Statement (Form S-8 No. 333-253793) pertaining to the Amended and Restated Parsley Energy, Inc. 2014 Long Term Incentive Plan and Pioneer Natural Resources Company Amended and Restated 2006 Long-Term Incentive Plan, and
(17)    Registration Statement (Form S-8 No. 333-260983) pertaining to the Pioneer Natural Resources Company Employee Stock Purchase Plan

EXHIBIT 23.1
of our reports dated February 23, 2023, with respect to the consolidated financial statements of Pioneer Natural Resources Company and the effectiveness of internal control over financial reporting of Pioneer Natural Resources Company included in this Annual Report (Form 10-K) of Pioneer Natural Resources Company for the year ended December 31, 2022.

/s/ Ernst & Young LLP
Dallas, Texas
February 23, 2023